Exhibit 99.1

Universal Compression Holdings, Inc.
4444 Brittmoore Road
Houston, Texas 77041
NYSE: UCO

Contact:

David Oatman

Vice President, Investor Relations

713-335-7460

FOR IMMEDIATE RELEASE

TUESDAY, MAY 9, 2006

UNIVERSAL COMPRESSION REPORTS RECORD REVENUE, EBITDA, AS ADJUSTED AND EARNINGS PER SHARE, AND RAISES GUIDANCE

Houston, May 9, 2006 — Universal Compression Holdings, Inc. (NYSE: UCO) today reported net income of $20.9 million, or $0.68 per diluted share, in the three months ended March 31, 2006 compared to $19.6 million, or $0.60 per diluted share, in the three months ended December 31, 2005 and a net loss of $4.5 million, or $0.14 per diluted share, in the prior year period. The net loss for the three months ended March 31, 2005 included charges of $26.1 million on a pretax basis, or $0.53 per diluted share on an after-tax basis, related to debt extinguishment costs and $3.1 million on a pretax basis, or $0.06 per diluted share on an after-tax basis, related to an asset impairment expense. Excluding these items, net income for the three months ended March 31, 2005 was $14.8 million, or $0.45 per diluted share.

Revenue was $229.1 million in the three months ended March 31, 2006 compared to $224.8 million in the three months ended December 31, 2005 and $193.6 million in the prior year period. EBITDA, as adjusted (as defined below), was $76.0 million in the three months ended March 31, 2006 compared to $74.5 million in the three months ended December 31, 2005 and $56.9 million in the comparable period of the prior year.

Stephen A. Snider, Universal’s Chairman, President and Chief Executive Officer, said, “We are pleased with our financial performance in the first quarter of 2006, which included a 51% increase in earnings per share as compared to the prior year period results, excluding debt extinguishment costs and asset impairment expense. Revenue, EBITDA, as adjusted, and earnings per share were again at record levels as market demand remains strong across all of our business segments. Our outlook for the foreseeable future remains positive, driven by favorable current activity levels as well as customer commitments for compression equipment and services well into next year in both the domestic and international markets.”

MORE

Guidance

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. Factors affecting these forward-looking statements are detailed below under the section titled “Forward-Looking Statements.” These statements do not include the potential impact of any acquisition, disposition, merger, joint venture or other transactions that could occur in the future.

For the three months ending June 30, 2006, we expect revenue of $215 million to $225 million and earnings per diluted share of $0.65 to $0.69. For the twelve months ending December 31, 2006, we now expect revenue of $950 million to $970 million and earnings per diluted share of $2.80 to $2.95. Previously reported guidance was revenue of $910 million to $935 million and earnings per diluted share of $2.65 to $2.80. We continue to expect that capital expenditures, net of sale proceeds, will be $210 million to $240 million in calendar year 2006.

Conference Call

We will host a conference call today, May 9, 2006, at 10:00 a.m. Central Time, 11:00 a.m. Eastern Time, to discuss the quarter’s results and other corporate matters. The conference call will be broadcast live over the Internet to provide interested persons the opportunity to listen. The call will also be archived for approximately 90 days to provide an opportunity to those unable to listen to the live broadcast. Both the live broadcast and replay of the archived version are free of charge to the user.

Persons wishing to listen to the conference call live may do so by logging onto www.universalcompression.com (click “Investor Home” in the “Investor Relations” section) at least 15 minutes prior to the start of the call. The replay of the call will be available at the website www.universalcompression.com.

EBITDA, as adjusted, is defined as net income plus income taxes, interest expense (including debt extinguishment costs and gain on termination of interest rate swaps), depreciation and amortization, foreign currency gains or losses, excluding non-recurring items (including facility consolidation costs), and extraordinary gains or losses.

Forward-Looking Statements

Statements about Universal’s outlook and all other statements in this release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Universal’s control, which could cause actual results to differ materially from such statements. While Universal believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are the worldwide supply and demand for natural gas; the demand for Universal’s products and services; our ability to implement and effect price increases for our products and services; our ability to timely, properly and cost-effectively implement our enterprise resource planning system; employment workforce factors, including our ability to hire, train and retain key employees; the ability of our competitors to capture market share and our ability to retain or increase our market share; our ability to manage the rising costs and availability of components and materials from our vendors; changes in our strategic direction; and changes in economic conditions, laws or regulatory conditions in the U.S. and other countries in which we operate.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Universal’s Transition Report on Form 10-K for the nine months ended December 31, 2005 and those set forth from time to time in Universal’s filings with the Securities and Exchange Commission, which are available through our website www.universalcompression.com. Universal expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.

Universal, headquartered in Houston, Texas, is a leading natural gas compression services company, providing a full range of contract compression, sales, operations, maintenance and fabrication services to the domestic and international natural gas industry.

UNIVERSAL COMPRESSION HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2006	2005	2005
Revenue:
Domestic contract compression	$94,045	$86,778	$76,918
International contract compression	33,293	33,455	28,739
Fabrication	56,309	59,681	48,037
Aftermarket services	45,421	44,921	39,942
Total revenue	229,068	224,835	193,636

Costs and expenses:
Domestic contract compression - direct costs	32,914	30,533	29,240
International contract compression - direct costs	8,397	7,762	6,967
Fabrication - direct costs	50,105	51,778	44,996
Aftermarket services - direct costs	35,807	36,050	33,281
Depreciation and amortization	29,799	27,827	24,390
Selling, general and administrative	26,581	23,819	20,072
Interest expense, net	14,057	14,727	14,396
Debt extinguishment costs	—	—	26,068
Asset impairment expense	—	—	3,080
Foreign currency (gain) loss	(609)	755	103
Other (income) expense	(733)	388	(897)
Total costs and expenses	196,318	193,639	201,696

Income (loss) before income taxes	32,750	31,196	(8,060)

Income tax expense (benefit)	11,875	11,642	(3,570)

Net income (loss)	$20,875	$19,554	$(4,490)

Weighted average common and common equivalent shares outstanding:
Basic	29,629	31,616	31,580

Diluted	30,700	32,522	31,580

Earnings (loss) per share:
Basic	$0.70	$0.62	$(0.14)

Diluted	$0.68	$0.60	$(0.14)

UNIVERSAL COMPRESSION HOLDINGS, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(Dollars in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2006	2005	2005
Revenue:
Domestic contract compression	$94,045	$86,778	$76,918
International contract compression	33,293	33,455	28,739
Fabrication	56,309	59,681	48,037
Aftermarket services	45,421	44,921	39,942
Total	$229,068	$224,835	$193,636

Gross Profit:
Domestic contract compression	$61,131	$56,245	$47,678
International contract compression	24,896	25,693	21,772
Fabrication	6,204	7,903	3,041
Aftermarket services	9,614	8,871	6,661
Total	$101,845	$98,712	$79,152

Selling, General and Administrative	$26,581	$23,819	$20,072
% of Revenue	12%	11%	10%

EBITDA, as adjusted	$75,997	$74,505	$56,897
% of Revenue	33%	33%	29%

Capital Expenditures	$38,732	$37,557	$38,283
Proceeds from Sale of PP&E	1,685	3,532	6,003
Net Capital Expenditures	$37,047	$34,025	$32,280

Gross Margin:
Domestic contract compression	65%	65%	62%
International contract compression	75%	77%	76%
Fabrication	11%	13%	6%
Aftermarket services	21%	20%	17%
Total	44%	44%	41%

Reconciliation of GAAP to Non-GAAP Financial Information:
Net income (loss)	$20,875	$19,554	$(4,490)
Income tax expense (benefit)	11,875	11,642	(3,570)
Depreciation and amortization	29,799	27,827	24,390
Interest expense, net	14,057	14,727	14,396
Foreign currency (gain) loss	(609)	755	103
Debt extinguishment costs	—	—	26,068
EBITDA, as adjusted (1)	$75,997	$74,505	$56,897

	March 31,	December 31,	March 31,
	2006	2005	2005

Debt and Capital Lease Obligations	$898,314	$923,341	$858,096
Stockholders’ Equity	$861,278	$831,312	$861,672
Total Debt to Capitalization	51.1%	52.6%	49.9%

(1) Management believes disclosure of EBITDA, as adjusted, a non-GAAP measure, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, it provides a more complete understanding of our performance than GAAP results alone. Management uses EBITDA, as adjusted, as a supplemental measure to review current period operating performance, a comparability measure, a performance measure for period to period comparisons and a valuation measure.

UNIVERSAL COMPRESSION HOLDINGS, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(Horsepower in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2006	2005	2005
Total Available Horsepower (at period end):
Domestic contract compression	1,968	1,965	1,925
International contract compression	591	584	544
Total	2,559	2,549	2,469

Average Contracted Horsepower:
Domestic contract compression	1,803	1,787	1,717
International contract compression	548	538	484
Total	2,351	2,325	2,201

Horsepower Utilization:
Spot (at period end)	92.2%	92.3%	90.4%
Average	92.1%	91.7%	90.0%

Fabrication Backlog (in millions)	$228	$145	$69

# # #